UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6461	13-500700
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01      Other Events.

     On November 6, 2007, General Electric Capital Corporation (“GECC”) entered into an Underwriting Agreement with Lehman Brothers Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated for the issuance and sale by GECC of $2,500,000,000 aggregate principal amount of its 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 (the “Subordinated Debentures”). The Subordinated Debentures were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement (Registration Statement No. 333-132807) (the “Registration Statement”). GECC is hereby filing certain exhibits in connection with the issuance and sale of the Subordinated Debentures, which exhibits are incorporated by reference into the Registration Statement.

     On November 15, 2007, in connection with the issuance of the Subordinated Debentures, GECC entered into a replacement covenant (the “Replacement Covenant”) (attached hereto as Exhibit 99 and incorporated by reference into the Registration Statement), whereby GECC agreed for the benefit of certain of its debtholders named therein that, prior to the Termination Date (as defined in the Replacement Covenant), it shall not repay, redeem or purchase, and that its subsidiaries shall not repay, redeem or purchase, any of the Subordinated Debentures unless such repayment, redemption or purchase is made pursuant to the terms of the Replacement Covenant.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

	1	Underwriting Agreement for Subordinated Debentures dated as of November 6, 2007 by and between GECC and Lehman Brothers Inc., Goldman, Sachs & Co., J.P. Morgan
Securities Inc. and Morgan Stanley & Co. Incorporated.

	4(b)	Form of Subordinated Debenture.

	8	Tax Opinion and Consent of Cahill Gordon & Reindel LLP, Special Tax Counsel to GECC.

	99	Replacement Covenant dated as of November 15, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007	GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Philip D. Ameen
Philip D. Ameen
Senior Vice President and Controller